UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 27, 2010

SAVOY ENERGY CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Nevada	333-157960	26-0429687
(State or Other Jurisdiction	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

11200 Westheimer, Suite 900, Houston, TX	77012
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:   (713) 243-8788

Not Applicable
 (Former name or former address, if changed since last report)

Check  the  appropriate  box  below  if the  Form  8-K  filing  is  intended  to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.  Changes in Registrant's Certifying Accountants

On July 27, 2010, Savoy Energy Corporation (“Savoy” or “Company”) entered into a new Employment Agreement (“Agreement”) with Arthur J. Bertagnolli, its President and Chief Executive Officer.  The Agreement is effective as of June 1, 2010 and has a term of two (2) years from the effective date.  Unless terminated within one year of its expiration, the Agreement is automatically renewed for additional terms of one year each.  It provides for a base salary of $15,000 per month together with certain perquisites and annual grants of employee stock options in specified amounts at the discretion of the Company’s board of directors.  A copy of the Agreement is attached as Exhibit 10.1 to this Report.

Item 9.01.   Financial Statements and Exhibits.

(a) Not Applicable.

(b) Not Applicable.

(c) Not Applicable.

(d) Exhibits.

Exhibit 10.1       Arthur Bertagnolli Employment Agreement dated July 27, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SAVOY ENERGY CORPORATION

DATE: August 11, 2010	By:	/s/ Arthur Bertagnolli
Arthur Bertagnolli
President and Chief Executive Officer